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                                                                 EXHIBIT 23.02




                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the captions "Selected Financial Information" and "Lawyers; Accountants" and the use of our report dated January 20, 2000 with respect to the statements of financial condition of JWH Global Trust as of December 31, 1999 and 1998 and the related statements of operations, changes in unitholders' capital, and cash flows for each of the years in the three-year period ending December 31, 1999 and to the use of our report dated July 26, 2000 with respect to the statements of financial condition of CIS Investments, Inc. as of May 31, 2000 and 1999, and the related statements of income, changes in stockholder's equity and cash flows for each of the years in the two-year period ending May 31, 2000 and 1999 included in Post-Effective Amendment No. 4 to the Form S-1 Registration Statement (Reg. No. 333-33937) and related Prospectus of JWH Global Trust.



                                          KPMG LLP

September 18, 2000
Chicago, Illinois